UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 11, 2022

EzFill Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40809	83-4260623
(Commission File Number)	(IRS Employer Identification No.)

2125 Biscayne Blvd, Miami, FL 33137

(Address of Principal Executive Offices)

305-791-1169

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001	EZFL	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2022, EzFill Holdings, Inc. (the “Company”), appointed Mr. Michael DeVoe as the Chief Operating Officer of the Company. Mr. DeVoe’s employment start date is no later than January 31, 2022.

Effective January 17, 2022, Cheryl Hanrehan resigned as the Company’s Chief Operating Officer. Ms. Hanrehan’s resignation as Chief Operating Officer was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including accounting principles and practices. Ms. Hanrehan will continue to serve as a member of the Company’s board of directors.

Michael DeVoe, age 50, has served in executive positions at several oil and gas distribution companies. From May 2019 until January 2022, Mr. DeVoe was the Chief Operating Officer for Atlas Oil Company where his responsibilities included sales, operations, logistics and business intelligence. From January 2017 to May 2019, Mr. DeVoe was the president of First Coast Propane. From June 2011 to January 2017, Mr. DeVoe was the Executive Vice President of Paraco Gas Corporation. Mr. DeVoe received a Bachelor of Arts from the University of Akron.

Mr. DeVoe does not have a family relationship with any director or executive officer of the Company or person nominated or chosen by the Company to become a director or executive officer, and there are no arrangements or understandings between Mr. DeVoe and any other person pursuant to which Mr. DeVoe was selected to serve as Chief Operating Officer of the Company.

Mr. DeVoe is serving as the Company’s Chief Operating officer pursuant to the terms of an Offer Letter between him and the Company (the “Offer Letter”). Mr. DeVoe will receive an annual base salary of $225,000 and will be part of the Company’s bonus program with a yearly bonus potential of 40% of his base salary, which bonus will be based on the achievement of mutually agreeable objectives to be determined by Mr. DeVoe and the Company.

Mr. DeVoe will also receive a signing bonus of $75,000 bonus worth of the Company’s common stock (the “Signing Shares”). The number of Signing Shares was based on the closing price of the Company’s stock on January 11, 2022 and as result, Mr. DeVoe will receive 53,571 Signing Shares which will vest one-half (1/2) on the first anniversary of Mr. DeVoe’s employment start date and one-half (1/2) on the second anniversary of Mr. DeVoe’s employment start date.

Additionally, Mr. DeVoe will be entitled to receive equity awards under the Company’s Incentive Compensation Plan equal to 50% of his base salary. Twenty-Five percent (25%) of such grant will be in the form of restricted common stock (the “RCSs”) and the remaining Seventy-Five percent (75%) of such grant will be in the form of options to purchase the Company’s common stock (the “Options”). The RCSs shall vest on the first anniversary of the day they were granted. The Stock Options shall vest in equal one-third (1/3) increments on each anniversary of the day they were granted and shall expire 5 years following their vesting.

The foregoing description of the terms of the Agreement does not purport to be a complete description and is qualified in its entirety by reference to the Offer Letter, which is attached hereto as Exhibit 10.1 and is incorporated by reference in its entirety into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Offer Letter, January 11. 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2022

EZFILL HOLDINGS, INC.

/s/ Arthur Levine
Arthur Levine
Chief Financial Officer